FUNKO, INC. 2019 INCENTIVE AWARD PLAN
RESTRICTED STOCK UNIT GRANT NOTICE FOR UK EMPLOYEES
Funko, Inc., a Delaware corporation (the “Company”), pursuant to its 2019 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”) the number of Restricted Stock Units set forth below (the “RSUs”). The RSUs are subject to the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the “Grant Notice”), the Plan and the Restricted Stock Unit Agreement for UK Employees attached as Exhibit A (the “Agreement”), each of which are incorporated into this Grant Notice by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Agreement.
The Agreement, together with the Grant Notice, forms the rules of the employee share scheme applicable to the United Kingdom based Employees of the Company Group. All awards granted to Employees of the Company Group who are based in the United Kingdom will be granted on similar terms. The Agreement incorporates the terms of the Plan with the exception that in the United Kingdom only Employees of the Company Group are eligible to be granted RSUs. Other service providers who are not Employees are not eligible to receive RSUs in the United Kingdom under this employee share scheme.

Participant:	_______________________
Grant Date:	_______________________
Number of Restricted Stock Units:	__________
Vesting Commencement Date:	__________
Vesting Schedule:	Subject to the Participant’s continued status as an Employee, the RSUs shall vest with respect to ____________________________________.
The Participant will be deemed to have accepted the RSUs and agreed to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice, unless the Participant informs the Company in writing within 30 days immediately following the date of the Company’s electronic or other written notification to the Participant of the grant of the RSUs (the “Notification Date”) that the Participant wishes to reject the RSUs. Failure to notify the Company in writing of the Participant’s rejection of the RSUs during this 30-day period will result in the Participant’s acceptance of the RSUs and the Participant’s agreement to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice.
In addition, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice by signing below following the Notification.

Participant agrees that he or she has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice or the Agreement.

FUNKO, INC.	PARTICIPANT
By:	By:
Print Name:	Print Name:
Title:
Address:

2

EXHIBIT A
TO RESTRICTED STOCK UNIT GRANT NOTICE
RESTRICTED STOCK UNIT AGREEMENT FOR UK EMPLOYEES
Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of RSUs set forth in the Grant Notice.
ARTICLE I.
GENERAL
1.1Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.2Incorporation of Terms of Plan. The RSUs and the shares of Common Stock (“Stock”) to be issued to Participant hereunder (“Shares”) are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference, save that reference to “Employee” when used in the Plan (as incorporated into the Agreement) shall mean “any person, including officers and Directors, employed by the Company or any parent or Subsidiary of the Company”, and reference to “Eligible Individual” when used in the Plan (as incorporated into the Agreement) shall mean “Employee” only and shall not include other service providers. Except in relation to the definitions of “Employee” and “Eligible Individual”, in the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II.
AWARD OF RESTRICTED STOCK UNITS AND DIVIDEND EQUIVALENTS
2.1Award of RSUs and Dividend Equivalents.
(a) In consideration of Participant’s past and/or continued employment with any Company Group Member and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the number of RSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustments as provided in Article 12 of the Plan. Each RSU represents the right to receive one Share or, at the option of the Company, an amount of cash as set forth in Section 2.3(b), in either case, at the times and subject to the conditions set forth herein. However, unless and until the RSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.
(b) The Company hereby grants to Participant an Award of Dividend Equivalents with respect to each RSU granted pursuant to the Grant Notice for all ordinary cash dividends which are paid to all or substantially all holders of the outstanding shares of Stock between the Grant Date and the date when the applicable RSU is distributed or paid to Participant or is forfeited or expires. The Dividend Equivalents for each RSU shall be equal to the amount of cash which is paid as a dividend on one share of Stock. All such Dividend Equivalents shall be credited to Participant and be deemed to be reinvested in additional RSUs as of the date of payment of any such dividend based on the Fair Market Value of a share of Stock on such date. Each additional RSU which results from such deemed reinvestment of Dividend Equivalents granted hereunder shall be subject to the same vesting, distribution or payment, adjustment and other provisions which apply to the underlying RSU to which such additional RSU relates.

2.2Vesting of RSUs and Dividend Equivalents.
(a) Subject to Participant’s continued employment with the Company Group on each applicable vesting date and subject to the terms of this Agreement, the RSUs shall vest in such amounts and at such times as are set forth in the Grant Notice. Each additional RSU which results from deemed reinvestments of Dividend Equivalents pursuant to Section 2.1(b) hereof shall vest whenever the underlying RSU to which such additional RSU relates vests.
(b) In the event Participant incurs a Termination of Service, except as may be otherwise provided by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all RSUs and Dividend Equivalents granted under this Agreement which have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and Participant’s rights in any such RSUs and Dividend Equivalents which are not so vested shall lapse and expire.
(c) For purposes of this Section 2.2, the following definitions shall apply:
(i) “Cause” shall mean a Company Group Member having “Cause” to terminate Participant’s employment, as such term is defined in any relevant employment agreement between Participant and a Company Group Member; provided that, in the absence of such agreement containing such definition, a Company Group Member shall have “Cause” to terminate Participant’s employment upon: (i) gross neglect or willful misconduct by Participant of Participant’s duties or Participant’s willful failure to carry out, or comply with, in any material respect any lawful and reasonable directive of the Board; (ii) conviction of Participant of a criminal offence (other than in connection with a traffic violation that does not result in imprisonment); (iii) Participant’s habitual unlawful use (including being under the influence) or possession of illegal drugs on a Company Group Member’s premises or while performing Employee’s duties and responsibilities; (iv) Participant’s commission at any time of any act of fraud, embezzlement, misappropriation, material misconduct, or breach of fiduciary duty against the Company (or any predecessor thereto or successor thereof); or (v) Participant’s material breach of this Agreement or any other confidentiality, non-compete or non-solicitation covenant with a Company Group Member; provided that such Company Group Member shall provide Participant with fifteen (15) days prior written notice before any termination due to (a) or (e) (other than to the extent that (a) relates to any fraud or intentional misconduct) with an opportunity to meet with the Board and discuss or cure any such alleged violation.
(ii) “Company Group” shall mean the Company and its Subsidiaries.
(iii) “Company Group Member” shall mean each member of the Company Group.
2.3Distribution or Payment of RSUs.
(a) Participant’s RSUs shall be distributed in Shares (either in book-entry form or otherwise) or, at the option of the Company, paid in an amount of cash as set forth in Section 2.3(b), in either case, as soon as administratively practicable following the vesting of the applicable RSU pursuant to Section 2.2, and, in any event, within sixty (60) days following such vesting. Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate Federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A.

(b) In the event that the Company elects to make payment of Participant’s RSUs in cash, the amount of cash payable with respect to each RSU shall be equal to the Fair Market Value of a Share on the day immediately preceding the applicable distribution or payment date set forth in Section 2.3(a). All distributions made in Shares shall be made by the Company in the form of whole Shares unless otherwise determined by the Administrator. The Administrator shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.
2.4Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions: (A) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (B) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, and (C) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable.
2.5Tax Withholding. Notwithstanding any other provision of this Agreement:
(a) The Company Group has the authority to deduct or withhold, or require Participant to remit to the applicable Company Group Member, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Company Group may withhold or Participant may make such payment in one or more of the forms specified below:
(i) by cash or check made payable to the Company Group Member with respect to which the withholding obligation arises;
(ii) by the deduction of such amount from other compensation payable to Participant;
(iii) with respect to any withholding taxes arising in connection with the distribution of the RSUs, with the consent of the Administrator, by requesting that the Company withhold a net number of vested shares of Stock otherwise issuable pursuant to the RSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company Group based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;
(iv) with respect to any withholding taxes arising in connection with the distribution of the RSUs, with the consent of the Administrator, by tendering to the Company vested shares of Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company Group based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;
(v) with respect to any withholding taxes arising in connection with the distribution of the RSUs, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Stock then issuable to Participant pursuant to the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company Group Member with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the applicable Company Group Member at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or
(vi) in any combination of the foregoing.

(b) With respect to any withholding taxes arising in connection with the RSUs, in the event Participant fails to provide timely payment of all sums required pursuant to Section 2.5(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 2.5(a)(ii) or Section 2.5(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing shares of Stock issuable with respect to the RSUs to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs.
(c) In the event any tax withholding obligation arising in connection with the RSUs will be satisfied under Section 2.5(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those shares of Stock then issuable to Participant pursuant to the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company Group Member with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.5(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any shares of Stock in settlement of the RSUs to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 2.5(c) if such delay will result in a violation of Section 409A of the Code.
(d) Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action any Company Group Member takes with respect to any tax withholding obligations that arise in connection with the RSUs. No Company Group Member makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Company Group does not commit and is under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.
(e) Participant agrees to indemnify and keep indemnified the Company, any Company Group Member including his/her employing company (“Employer”) from and against any liability for or obligation to pay any Tax Liability (a “Tax Liability” being any liability for income tax, employee’s National Insurance contributions and (at the discretion of the Company and where lawful) employer’s National Insurance Contributions (or other similar obligations to pay tax and social security wherever in the world arising) that is attributable to (1) the grant, vesting or settlement of, or any benefit derived by Participant from, the RSUs or the Shares which are the subject of the RSUs, (2) the transfer or issue of Shares to Participant on settlement of the RSUs or any other benefit on vesting or settlement of the RSUs, (3) any restrictions applicable to the Shares held by the Participant ceasing to apply to those shares, or (4) the disposal of any Shares (each of those events referred to as a “Taxable Event”)).
(f) Participant undertakes that, upon request by the Company, he/she will join with his/her Employer in electing, pursuant to Section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) that, for relevant tax purposes, the market value of the Shares acquired on settlement of the RSUs on any occasion will be calculated as if the Shares were not restricted and Sections 425 to 430 (inclusive) of ITEPA are not to apply to such Shares.

(g) Participant agrees that if Participant does not pay or his/her Employer or the Company does not withhold from Participant the full amount of any Tax Liability within 90 days after the end of the tax year in which the Taxable Event occurred, or such other period specified in Section 222(1)(c) of ITPEA, then the amount that should have been withheld shall constitute a loan owed by Participant to the Employer, effective 90 days after the end of the tax year in which the Taxable Event occurred. Participant agrees that the loan will bear interest at the HMRC’s official rate and will be immediately due and repayable by Participant, and the Company and/or the Employer may recover it at any time thereafter by: (i) withholding the funds from salary, bonus or any other funds due to Participant by the Employer; (ii) withholding in Shares issued upon vesting and settlement of the RSUs or from the cash proceeds from the sale of Shares; or (iii) demanding cash or a cheque from Participant. Participant also authorizes the Company to delay the issuance of any Shares to Participant unless and until the loan is repaid in full.
(h) Notwithstanding the foregoing, if Participant is an officer or executive director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that Participant is an officer or executive director and the Tax Liability is not collected from or paid by Participant within 90 days of the end of the tax year in which the Taxable Event occurred, the amount of any uncollected Tax Liability may constitute a benefit to Participant on which additional income tax and national insurance contributions may be payable. Participant acknowledges that the Company or the Employer may recover any such additional income tax and national insurance contributions at any time thereafter by any of the means referred to in Section 2.5 of this Agreement.
2.6Rights as Stockholder. Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.
ARTICLE III.
RESTRICTIVE COVENANTS
3.1Restriction on Competition. Participant hereby agrees that Participant shall not, at any time during the Noncompetition Restricted Period, directly or indirectly engage in, have any interest in (including, without limitation, through the investment of capital or lending of money or property), or manage, operate or otherwise render any services to, any Person (whether on his own or in association with others, as a principal, director, officer, employee, agent, representative, partner, member, security holder, consultant, advisor, independent contractor, owner, investor, participant or in any other capacity) that engages in (either directly or through any Company Group Member or Affiliate thereof) any business or activity, which Participant was materially involved in the twelve (12) month period immediately prior to the Cessation Date, within any of the states or territories within the United States or any other country, territory or state in which the Company Group operates, (i) that creates, designs, invents, engineers, develops, sources, markets, manufactures, distributes or sells any product or provides any service that may be used as a substitute for or otherwise competes with any product or service of the Company Group, or (ii) which the Company Group or any of its Affiliates has taken active steps to engage in or acquire, but only if Participant directly or indirectly engages in, has any interest in (including, without limitation, through the investment of capital or lending of money or property), or manages, operates or otherwise renders any services in connection with, such business or activity (whether on his own or in association with others, as a principal, director, officer, employee, agent, representative, partner, member, security holder, consultant, advisor, independent contractor, owner, investor, participant or in any other capacity). Notwithstanding the foregoing, Participant shall be permitted to acquire a passive stock or equity interest in such a business; provided that such stock or other equity interest acquired is not more than five percent (5%) of the outstanding interest in such business.

3.2 Non-Solicitation. Participant hereby agrees that Participant shall not, at any time during the Nonsolicitation Restricted Period, directly or indirectly, either for Participant or on behalf of any other Person, (i) recruit or otherwise solicit or induce any Restricted Employee (defined below), customer or supplier of the Company Group with whom Participant had material dealings in the twelve (12) month period immediately prior to the Cessation Date to terminate his, her or its employment or arrangement with the Company Group, or otherwise change his, her or its relationship with the Company Group, or (ii) hire, or cause to be hired, any person who was employed by the Company Group and with whom Participant had material dealings at any time during the twelve (12)-month period immediately prior to the Cessation Date or who thereafter becomes employed by the Company Group who by reason of their position and in particular their seniority and expertise or knowledge of trade secrets or Confidential Information or knowledge of or influence over the clients, customers or contacts of the Company Group is likely to cause damage to the Company Group if they were to leave the employment of or engagement with the Company Group and become employed or engaged by a competitor of the Company Group. “Restricted Employee” means any person who was a director, employee or consultant of any Company Group Member at any time during the twelve (12)-month period immediately prior to the Cessation Date who by reason of that position and in particular their seniority and expertise or knowledge of Proprietary Information or knowledge of or influence over the clients, customers or contacts of the Company Group is likely to cause damage to the Company Group if they were to leave the employment of the relevant Company Group Member and become employed by a competitor of the Company Group.
3.3 Confidentiality. Except as Participant reasonably and in good faith determines to be required in the faithful performance of Participant’s duties for the Company Group or in accordance with Section 3.5, Participant shall, during the Participant’s period of service with the Company Group and after the Cessation Date, maintain in confidence and shall not directly or indirectly, use, disseminate, disclose or publish, for Participant’s benefit or the benefit of any other Person, any confidential or proprietary information or trade secrets of or relating to the Company Group, including, without limitation, information with respect to the Company Group’s operations, processes, protocols, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, compensation paid to employees or other terms of employment (“Proprietary Information”), or deliver to any Person, any document, record, notebook, computer program or similar repository of or containing any such Proprietary Information. Participant’s obligation to maintain and not use, disseminate, disclose or publish, or use for Participant’s benefit or the benefit of any other Person, any Proprietary Information after the Cessation Date will continue so long as such Proprietary Information is not, or has not by legitimate means become, generally known and in the public domain (other than by means of Participant’s direct or indirect disclosure of such Proprietary Information) and continues to be maintained as Proprietary Information by the Company Group. The parties hereby stipulate and agree that as between them, the Proprietary Information identified herein is important, material and affects the successful conduct of the businesses of the Company Group (and any successor or assignee of the Company Group). In accordance with 18 U.S.C. Section 1833, the Company hereby notifies Participant that, notwithstanding anything to the contrary herein, (a) Participant shall not be in breach of this Section 3.3 and shall not be held criminally or civilly liable under any federal or state trade secret law (i) for the disclosure of a trade secret that is made in confidence to a federal, state or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and (b) if Participant files a lawsuit for retaliation by the Company Group for reporting a suspected violation of law, Participant may disclose a trade secret to Participant’s attorney, and may use trade secret information in the court proceeding, if Participant files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.
3.4 Return of Company Group Property. Upon Participant’s Termination of Service for any reason, Participant will promptly deliver to the Company Group (i) all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents that are Proprietary Information, including all physical and digital copies thereof, and (ii) all other Company Group property (including, without limitation, any personal computer or wireless device and related accessories, keys, credit cards and other similar items) which is in his or her possession, custody or control.

3.5 Response to Subpoena; Whistleblower Protection. Participant may respond to a lawful and valid subpoena or other legal process but shall give the Company Group the earliest possible notice thereof, and shall, as much in advance of the return date as possible, make available to the Company Group and its counsel the documents and other information sought, and shall assist such counsel in resisting or otherwise responding to such process. Notwithstanding anything to the contrary contained herein, no provision of this Agreement shall be interpreted so as to impede Participant (or any other individual) from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures under the whistleblower provisions of federal law or regulation or pursuant to any equivalent laws in other jurisdictions including the UK Public Interest Disclosure Act 1998. Participant does not need the prior authorization of the Company Group to make any such reports or disclosures and Participant shall not be not required to notify the Company Group that such reports or disclosures have been made.
3.6Non-Disparagement. Participant agrees not to disparage the Company Group, any of its products or practices, or any of its directors, officers, agents, representatives, partners, members, equity holders or Affiliates, either orally or in writing, at any time; provided that Participant may confer in confidence with Participant’s legal representatives and make truthful statements as required by law.
3.7 Restrictions Upon Subsequent Employment. Prior to accepting other employment or any other service relationship during the Noncompetition Restricted Period, Participant shall provide a copy of this Article III to any recruiter who assists Participant in obtaining other employment or any other service relationship and to any employer or other Person with which Participant discusses potential employment or any other service relationship.
3.8Enforcement. The restrictions in this ARTICLE III are separate and severable restrictions and are considered by Participant to be reasonable in all respects. In the event that any of the restrictions in this Article III shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, but would be adjudged reasonable if some part of it were deleted, the relevant restriction or restrictions shall apply with such deletion(s) as may be necessary to make it or them valid and enforceable. Any breach or violation by Participant of the provisions of this Article III shall toll the running of any time periods set forth in this Article III for the duration of any such breach or violation.
3.9Forfeiture Upon Violation. Notwithstanding any other provision of this Agreement that may provide to the contrary, in the event of Participant’s violation of any restrictive covenant within this Article III or any other agreement by and between Participant and any Company Group Member, as determined by the Company, in its sole discretion, then (a) the RSUs shall immediately be terminated and forfeited in its entirety and (b) Participant shall pay to the Company in cash any amounts paid to Participant in respect of the RSUs during the 12-month period immediately preceding (or at any time after) the date of such violation. By accepting these RSUs, Participant hereby acknowledges, agrees and authorizes the Company to reduce any amounts owed by any Company Group Member (including amounts owed as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to Participant by any Company Group Member), by the amounts Participant owes to the Company under this Section 3.9. To the extent such amounts are not recovered by the Company through such set-off, Participant agrees to pay such amounts immediately to the Company upon demand. This right of set-off is in addition to any other remedies the Company may have against Participant for Participant’s breach of this Agreement or any other agreement. Participant’s obligations under this Section 3.9 shall be cumulative (but not duplicative) of any similar obligations Participant may have pursuant to this Agreement or any other agreement with any Company Group Member.
3.10 Injunctive Relief. Participant recognizes and acknowledges that a breach of the covenants contained in this Article III will cause irreparable damage to the Company Group and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Participant agrees that in the event of a breach of any of the covenants contained in this Article III, in addition to any other remedy which may be available at law or in equity, the Company Group will be entitled to specific performance and injunctive relief.

3.11Special Definition. As used in this Article III, the following terms shall have the ascribed meanings:
(a) “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act.
(b) “Cessation Date” shall mean the date of Participant’s Termination of Service (regardless of the reason for such termination).
(c) “Noncompetition Restricted Period” shall mean the period from the Grant Date through the first (1st) anniversary of the Cessation Date.
(d) “Nonsolicitation Restricted Period” shall mean the period from the Grant Date through the second (2nd) anniversary of the Cessation Date.
ARTICLE IV.
OTHER PROVISIONS
4.1Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.
4.2RSUs Not Transferable. The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
4.3Adjustments The Administrator may accelerate the vesting of all or a portion of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 12.2 of the Plan.
4.4Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
4.5Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.6Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
4.7Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.
4.8Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant.
4.9Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 4.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
4.10Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs (including RSUs which result from the deemed reinvestment of Dividend Equivalents), the Dividend Equivalents, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
4.11Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee of any Company Group Member or shall interfere with or restrict in any way the rights of the Company Group, which rights are hereby expressly reserved, to discharge or terminate the employment of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between a Company Group Member and Participant.
4.12Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings, notices, communications and agreements of the Company and Participant with respect to the subject matter hereof, subject to the last sentence of Section 3.9 hereof.
4.13Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A. However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other Person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

4.14Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
4.15Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs and Dividend Equivalents.
4.16Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.
4.17Broker-Assisted Sales. In the event of any broker-assisted sale of shares of Stock in connection with the payment of withholding taxes as provided in Section 2.5(a)(iii) or Section 2.5(a)(v): (A) any shares of Stock to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation arises or as soon thereafter as practicable; (B) such shares of Stock may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (C) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (D) to the extent the proceeds of such sale exceed the applicable tax withholding obligation, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (E) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation; and (F) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company Group Member with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the applicable Company Group Member’s withholding obligation.
4.18Data Protection. The Company Group will collect and process information relating to UK based Employees in accordance with the privacy notice which is made available to such Employees.

A-10